Exhibit 3.35

FILE No. 130 01/05 ’03 21:52	ID: CSC	FAX 850 521 1010	PAGE 2 / 3

[Seal]	Dean Heller Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 [ILLEGIBLE]	Articles of Incorporation (Pursuant to NRS 78)	Filed # C158-03 JAN 06 2003

Important: Read attached instructions before completing.

1. Name of Corporation:             Beaverhead Supply, Inc.

2. Resident Agent Name and Street Address: (Must be a Nevada address [ILLEGIBLE])

NAME: CSC Services of Nevada

PHYSICAL STREET ADDRESS: 502 East John Street CITY: Carson City NEVADA 89706

ADDITIONAL MAILING ADDRESS:    CITY:    STATE:    ZIP:

3. Shares:

Number of shares with par value: 10,000 Par Value: $10.00 Number of shares without par value: 0

4. Name, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of          members whose names and addresses are as follows:

1. NAME: David McCartney

STREET ADDRESS: 400 Capitol Mall 11th Floor    CITY: Sacramento    STATE: CA ZIP: 95814

2. NAME: Ken [ILLEGIBLE]

STREET ADDRESS: 400 Capitol Mall 11th Floor    CITY: Sacramento    STATE: CA ZIP: 95814

3. NAME: Chandler Ellis

STREET ADDRESS: 400 Capitol Mall 11th Floor    CITY: Sacramento    STATE: CA ZIP: 95814

4. NAME:

STREET ADDRESS:    CITY:    STATE:    ZIP:

5. Purpose: the purpose of this corporation shall be:

6. Other Matters: Number of additional pages: 1

7. Names, Addresses and Signatures of Incorporators:

NAME: Gary L. Bradus    SIGNATURE:     /s/ Gary L. Bradus

STREET ADDRESS: 400 Capitol Mall 11th Floor    CITY: Sacramento    STATE: CA ZIP: 95814

8. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment to be Resident Agent for the above named corporation.

/s/ Cynthia Harris	1/6/03
Name: Cynthia Harris

FILE No. 130 01/05 ’03 21:53	ID: CSC	FAX 850 521 1010	PAGE 3 / 3

Attachment to Articles of Incorporation of Beaverhead Supply, Inc.

6. Other Matters

A. This corporation is authorized to issue three (3) classes of shares of stock designated “Class A Common Stock”, “Class B Common Stock,” and “Class C Common Stock”, respectively. The total number of shares which the corporation is authorized to issue is Ten Thousand (10,000). Eight Thousand (8,000) shares shall be Class A Common Stock, One Thousand (1,000) shares shall be Class B Common Stock, and One Thousand (1,000) shares shall be Class C Common Stock. The rights, preferences, privileges and restrictions of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be equal and identical in all respects, except that unless otherwise provided by law, the holders of the shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock or all matters requiring a vote of shareholders, including elections of directors, the holder of shares of Class B Common Stock shall be entitled to two (2) votes for each share of Class B Common Stock or all matters requiring a vote of shareholders, including election of directors, and the holders of the shares of Class C Common Stock shall be entitled to one and one half (1.5) votes for each share of Class C Common Stock on all matters requiring a vote of shareholders, including election of directors.

B. No officer or director of the corporation shall have personal liability arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty as an officer or director, if such officer or director is not liable pursuant to Nevada Revised Statutes, Section 178B:158; or acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporations and, with respect to any criminal action, suit or proceeding had no reasonable cause to believe his or her conduct was unlawful.

Furthermore, notwithstanding the foregoing, in the event that any provision of the Nevada Revised Statues is amended or enacted to permit further limitation or elimination of the personal liability of the corporation’s officers or directors, such liability shall be limited or eliminated to the fullest extent permitted by the applicable law.

This Article 6B shall not affect a character or bylaw provision or contract or resolution of the corporation, indemnifying or agreeing to indemnify an officer or director against personal liability. Any repeal or modification of this Article 6B shall not adversely affect any limitation hereunder or the personal liability of the officer or director with respect to or omission occurring prior to such repeal or modification.

[Seal]	Dean Heller Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 [ILLEGIBLE]	Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)	Filed # C158-03 Mar 20 2003

Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

[ILLEGIBLE]

1.	Name of corporation: Beaverhead Supply Inc.

2.	The articles have been amended as follows: (provide article numbers, if available): Article 1 is amended to read [ILLEGIBLE]. The name of this corporation is Golden State Supply, Inc.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4.	Officer Signature Required

/s/ David McCartney
Name: David McCartney

*

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

[Seal]	ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Filed in the Office of /s/ Ross Miller Secretary of State State Of Nevada	Business Number C158-2003
Filing Number 20070794119-90
Filed On 11/21/2007
Number of Pages 1

Articles of Organization Limited-Liability Company (PURSUANT TO NRS 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability Company wording; see instructions)	GOLDEN STATE SUPPLY LLC				Check box if a Series Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	CSC Services of Nevada, Inc.
Name

	502 Bast John Street		Carson City	Nevada	89706
	(MANDATORY) Physical Street Address		City		Zip Code

Nevada
	(Optional) Mailing Address		City		Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management:	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)	ROBERT A. WICKER
Name

	2635 Millbrook Road		Raleigh	NC	27604
			City	State	Zip Code
Street Address
2)
Name

	Street Address		City	State	Zip Code

3)
Name

	Street Address		City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	RITCHIE W. TAYLOR		X /s/ Ritchie W. Taylor
	Name		Organizer Signature
	3605 Glenwood Ave. Suite 500		Raleigh	NC	27612
	Address		City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named limited-liability company.. CSC Services of Nevada, Inc.
Cynthia L. Harris
	X /s/ Cynthia L. Harris	Asst. Vice President			11/21/07 Date
Authorized Signature of R.A. or On Behalf of R.A. Company

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form LLC Arts 2007 Revised on 07/01/07

[Seal]	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz
Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1		Filed in the Office of /s/ Ross Miller Secretary of State State Of Nevada	Business Number C158-2003
Filing Number 20070794118-89
Filed On 11/21/2007
Number of Pages 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Articles of Conversion (Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

GOLDEN STATE SUPPLY, INC.
Name of constituent entity
Nevada	corporation
Jurisdiction	Entity type*
and,
GOLDEN STATE SUPPLY LLC
Name of resulting entity
Nevada	limited liability company
Jurisdiction	Entity type*

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the Jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐	The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88,330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form AM Conversion Page 1 2007
Revised: 01/01/07

[Seal]	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz
Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	GENERAL COUNSEL

c/o:	2635 E. Millbrook Road
Raleigh, NC 27604

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:

6.	Signatures - must be signed by:

1. If constituent entity Is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

GOLDEN STATE SUPPLY, INC.
Name of constituent entity

X /s/ ROBERT A. WICKER	Secretary	11/16/07
Signature	Title	Date

*

Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until to later date. This statement must be included within the resulting entity’s articles.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form AM Conversion Page 2 2007
Revised on: 01/01/07

PLAN OF CONVERSION

OF

GOLDEN STATE SUPPLY, INC.

INTO

GOLDEN STATE SUPPLY LLC

************************************************************************

THIS PLAN OF CONVERSION is adopted effective the date set forth below by GOLDEN STATE SUPPLY, INC., a Nevada corporation.

1.    Pursuant to the terms and conditions of this Plan, GOLDEN STATE SUPPLY, INC., a Nevada corporation (“Converting Corporation”), shall be converted into GOLDEN STATE SUPPLY LLC, a Nevada limited liability company (“Resulting LLC”), and the Converting Corporation shall cease its form of organization as a corporation and shall continue in existence as a limited liability company, organized and governed by the laws of the State of Nevada (“Conversion”).

2.    Upon and after the Effective Time (defined hereafter) of the Conversion, all of the assets and properties (real, personal, mixed, tangible, intangible and every other kind and description and wheresoever situated) of the Converting Corporation, save and except those distributed prior to the Effective Time to the Shareholders of the Corporation, shall be and become the assets and properties of the Resulting LLC, and title thereto shall be deemed to be vested without further act or deed, in the Resulting LLC just as effectually as such title was vested in the Converting Corporation.

3.    Upon and after the Effective Time of the Conversion, all debts, liabilities, obligations, and duties of the Converting Corporation shall be assumed by the Resulting LLC; and thenceforth the Resulting LLC shall be responsible, without limitation as to amount, for such debts, liabilities, obligations and duties just as fully and to the same extent as if such debts, liabilities, obligations and duties had been originally incurred or contracted by the Resulting LLC.

4.    As of the Effective Time of the Conversion, the terms and conditions of the conversion are as follows:

a.

Each share of the Converting Corporation then outstanding shall be converted into a percentage (equal to one divided by the number of then outstanding shares of the Corporation) of member interest of the Resulting LLC, which interest shall consist of a corresponding percentage of the capital, profits and losses, distributions and voting rights of the Resulting LLC.

b.

The Bylaws of the Converting Corporation shall terminate, and the Members of the Resulting LLC shall enter into and execute an operating agreement, a copy of which is attached hereto as Exhibit A and made a part hereof.

c.	The conversion shall be effective upon the filing of the Articles of Organization of the Resulting LLC in the office of the Secretary of State of the State of Nevada (“Effective Time”).

5.    The names and percentage ownership of· shares of each Shareholders of the Converting Corporation, which shall correspond to the same percentage of membership interest in the Resulting LLC, pursuant to paragraph 4.a, held by each such person, are as follows:

CALIFORNIA OPERATIONS LLC	100%

6.    Within thirty (30) days after the adoption of this Plan, counsel for the Converting Corporation shall file Form 966 with the Internal Revenue Service, attaching to said form a certified copy of this resolution indicating that the Shareholders and Directors have adopted a plan of conversion, the effect of which shall be a liquidation for federal and state income tax purposes pursuant to Sections 331 and 336 of the Internal Revenue Code and applicable provisions of state law.

7.     The Officers and Directors be and they are hereby empowered, authorized and directed to proceed in accordance with the resolution hereby adopted by the Shareholders and Directors, said Officers and Directors being authorized to adopt any subsequent resolutions to effectuate the intent of the Shareholders and Directors to convert the Converting Corporation in accordance with the Plan, Sections 331 and 336 of the Internal Revenue Code of 1986, as amended, and in accordance with the tax and corporate laws of the State of Nevada.

This the 16 day of November, 2007.

GOLDEN STATE SUPPLY, INC.

By:	/s/ ROBERT A. WICKER
ROBERT A. WICKER, Secretary